Exhibit 10.14

ISSUING AND PAYING AGENCY AGREEMENT

This Agreement is made as of the 3rd day of January, 2004 by and between FMC Technologies, Inc. (the “Issuer” ) and Wells Fargo Bank, National Association (the “Agent” ).

WHEREAS, at Issuer’s request, Wells Fargo Bank, National Association (the “Bank”) has agreed to act as Agent for Issuer as of the date hereof specified herein in connection with one or more “Commercial Paper Programs” (as that term is defined in this Agreement) established by the Issuer from time to time; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms and conditions pursuant to which the Bank shall act as Agent for a Commercial Paper Program.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions provided for in this Agreement, the parties hereto agree as follows:

1.	APPOINTMENT AND ACCEPTANCE

The Issuer hereby appoints Agent as its issuing and paying agent in connection with the issuance from time to time and payment of certain short-term promissory notes of the Issuer (the “Notes” ) in connection with Commercial Paper Programs established by the Issuer, as more fully described herein, and Agent agrees to act as such agent upon the terms and conditions contained in this Agreement.

2.	COMMERCIAL PAPER PROGRAMS

The Issuer may establish one or more commercial paper programs (a “Commercial Paper Program”) for the issuance of Notes under this Agreement by delivering to Agent a completed program schedule (the “Program Schedule” ), with respect to each such program. Agent has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to Agent prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform Agent of such change in writing.

3.	NOTES

a. All Notes issued by the Issuer under this Agreement pursuant to a Commercial Paper Program shall be promissory notes having a maturity, at the time of issuance and upon any renewal thereof, not exceeding 365 days, and shall be exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers” ) pursuant to Section 4 hereof. The Notes shall be issued in book-entry form as provided in sub-paragraph (b) below.

b. The Notes shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note” ) in the form of Exhibit A executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company ( “DTC” ). Agent shall maintain the Master Note in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Notes shall be subject to DTC’s rules and procedures, as amended from time to time. Agent shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer understands that as one of the conditions of its participation therein it shall be necessary for the Issuer and Agent to enter into a Letter of Representations, in the form of Exhibit B hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, the Issuer shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for the Notes, and shall deliver such list to DTC and to Agent. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Notes.

4.	AUTHORIZED REPRESENTATIVES

The Issuer shall deliver to Agent a duly adopted corporate resolution from the Issuer’s Board of Directors authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents, including, without limitation, any Dealers of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an “Authorized Representative” ). Until Agent receives any subsequent incumbency certificates of the Issuer, Agent shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives.

5.	ISSUANCE INSTRUCTIONS TO AGENT; PAYMENT OF PURCHASE PRICE FOR NOTES

The Issuer understands that all instructions under this Agreement are to be directed to Agent’s Corporate Trust Operations Department, and may be given in writing or by telephone, provided a written confirmation of such telephonic instructions is delivered to Agent’s Corporate Trust Operations Department by electronic mail, courier, facsimile transmission, tested telex, or some equally prompt means no later than two hours after Agent’s receipt of such telephonic instructions. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. Agent may electronically record any conversations made pursuant to this Agreement, and the Issuer hereby consents to such recordings. All issuance instructions regarding the Notes must be received by 12 noon, Minneapolis, Minnesota time, in order for the Notes to be issued or delivered on the same day. Upon receipt of issuance instructions from the Issuer or its Dealers with respect to the Notes, Agent shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs. Agent shall assign CUSIP numbers to the Notes to identify the Issuer’s aggregate principal amount of outstanding Notes in DTC’s system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC’s established settlement time on each issuance date, Agent shall access DTC’s system to verify whether settlement has occurred with respect to the Notes. Prior to the close of business on such business day, Agent shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer’s account at Agent and designated in the applicable Program Schedule (the “Account” ), provided that Agent has received DTC’s confirmation that the Notes have settled in accordance with DTC’s applicable rules, regulations and procedures. Agent shall have no liability to the Issuer whatsoever if any DTC participant purchasing a Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.

6.	USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

Agent shall not be obligated to credit the Issuer’s Account unless and until payment of the purchase price of each Note is received by Agent. From time to time, Agent, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to Agent’s receipt of the sales proceeds of such Note. If Agent makes a deposit, payment or transfer of funds on behalf of the Issuer before Agent receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by Agent to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if such proceeds are not received by Agent.

7.	PAYMENT OF MATURED NOTES

On any day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 12 noon, Minneapolis, Minnesota time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. Agent shall pay the interest (if any) and principal on a Note to DTC in immediately available funds, which payment shall be by net settlement of Agent’s account at DTC. Agent shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and Agent may, without liability to the Issuer, refuse to pay any Note that would result in an overdraft to the Account.

8.	OVERDRAFTS

An overdraft will exist in an Account if Agent, in its sole discretion, (i) permits an advance to be made pursuant to Section 6 and, notwithstanding the provisions of Section 6, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 7 in excess of the available collected balance in such Account. Overdrafts shall be subject to the imposition of interest. The Issuer shall repay any such overdraft no later than the next business day, together with interest on the overdraft at the rate defined as Wells Fargo Bank’s Prime Rate then in effect plus 2% for the Account, computed from and including the date of the overdraft to the date of repayment (but not including the date of repayment).

9.	NO PRIOR COURSE OF DEALING

No prior action or course of dealing on the part of Agent with respect to payments of matured Notes shall give rise to any claim or cause of action by the Issuer against Agent in the event that Agent refuses to pay or settle any Notes for which the Issuer has not timely provided funds as required by this Agreement.

10.	INFORMATION FURNISHED BY AGENT

Upon the reasonable request of the Issuer, Agent shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder.

11.	REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants that it has the right, capacity and authority to enter into this Agreement. The Issuer further represents and warrants that each Note, when issued and distributed upon its instruction pursuant to this Agreement, shall constitute the legal, valid and binding obligation of the Issuer and shall be issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

12.	DISCLAIMERS

Neither Agent nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence or willful misconduct of Agent or any of its directors, officers, employees or agents. IN NO EVENT SHALL AGENT BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall Agent be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of Agent, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither Agent nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not Agent is also a party to such agreement).

13.	INDEMNIFICATION

The Issuer agrees to indemnify and hold harmless Agent, its directors, officers, employees and agents from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against Agent or any of them arising out of Agent or any of them acting as the Issuer’s agent under this Agreement, except for such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence or willful misconduct of Agent or any of its directors, officers, employees or agents. This indemnity will survive the termination of this Agreement.

14.	EVIDENCE OF AUTHORITY

The Issuer shall deliver to Agent all documents, including without limitation an opinion of counsel, that it may reasonably request relating to the existence of the Issuer and authority of the Issuer for this Agreement.

15.	NOTICES

All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer:

FMC Technologies, Inc.

200 East Randolph Drive

Chicago, IL 60601

Attn: Joseph J. Meyer

Telephone: 312.861.6146

Facsimile: 312.861.5797

If to Agent concerning the daily issuance and redemption of Notes:

Attention: Corporate Trust Operations
MAC N9303-121
6th Street and Marquette Avenue
Minneapolis, MN 55479
Telephone:	(612) 316-2351
Facsimile:	(612) 667-4927

16.	COMPENSATION

The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedule attached hereto as Exhibit C or as otherwise agreed to by Agent and the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse Agent for any fees and charges imposed by DTC with respect to services provided in connection with the Notes.

17.	BENEFIT OF AGREEMENT; ASSIGNMENT

Except as otherwise provided in this Section 17, this Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof. This Agreement shall be binding upon the successors and assigns of each of Issuer and Agent, except that this Agreement may not be assigned by either party hereto to any other person or entity, without the express written consent of the other party.

18.	TERMINATION

This Agreement may be terminated at any time by either party upon 60 days prior written notice to the other, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

19.	FORCE MAJEURE

In no event shall Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond Agent’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond Agent’s control whether or not of the same class or kind as specifically named above. Agent shall promptly notify the Issuer of the impediment to performance and use commercially reasonable efforts to remove or otherwise address such impediment as soon as practicable.

20.	ENTIRE AGREEMENT

This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Agent and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

21.	WAIVERS AND AMENDMENTS

No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and Agent.

22.	BUSINESS DAY

Whenever any payment to be made hereunder shall be due on a day which is not a business day for Agent, then such payment shall be made on Agent’s next succeeding business day.

23.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

24.	HEADINGS

The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

25.	GOVERNING LAW

This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

27.	WAIVER OF TRIAL BY JURY

EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by duly authorized officers as of the date hereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION		FMC TECHNOLOGIES, INC.

By:	/s/ Kathleen Wagner	By:	/s/ Joseph J. Meyer
Name:	Kathleen Wagner	Name:	Joseph J. Meyer

FMC TECHNOLOGIES

Commercial Paper Program

Issuing And Paying Agent Services

I. Acceptance Fee	$2500

This is a one-time fee, payable upon execution of the Issuing and Paying Agent agreement, which covers the examination of the appropriate primary documents and other supporting documents and setting up all necessary accounts and records. Extraordinary legal expenses, while not anticipated, if incurred, are not included in the initial fee. Acceptance Fee shall be due at closing.

II. Annual Administration Fee:	$5000

This annual fee covers the annual expense of maintaining transaction records on our Issuing and Paying Agent systems, system and payment expenses relating to issuance and maturity of commercial paper, report generation, and safekeeping and authentication services. Includes up to 400 trades per year. Additional trades shall be billed at $15 per trade. If maturing commercial paper is “rolled over” into a new issuance, the combined maturity and issuance count as one trade. If the re-issuance uses multiple CUSIP numbers, each CUSIP number represents a trade. First year fee shall be due at closing and annually thereafter.

III. Reimbursable Charges:

All reasonable out-of-pocket expenses such as, but not limited to, professional services (such as attorneys and accountants), postage, courier services, stationery, printing, long distance telephone, publication costs, disclosure, travel, etc. will be billed at cost.

IV. Extraordinary Services:

The fees quoted in this schedule are intended to cover standard services and accordingly are subject to change should the circumstances warrant. Fees for performing services not included in this schedule or not contemplated at the time of issuance, will be determined by an analysis of the particular service to be performed, expense incurred and responsibility assumed.